EXHIBIT 8.2

SIMONSEN FØYEN
Advokatfirma DA
P.O. Box 6641 St. Olavs Plass
NO-0129 Oslo, Norway

Visiting Address:
C.J. Hambros Plass 2 D
NO-0164 Oslo, Norway

Telephone: +47 21 95 55 00
Telefax: +47 21 95 55 01

E-mail:
post@simonsenfoyen.no

Internet:
www.simonsenfoyen.no

Organisation No.:
883 202 902 VAT

OFFICES:
Oslo — Kristiansand —
Stavanger — Tromsø

Attorney in Charge Per Arne Damm	Oslo 15.04.05	Our Ref. 409059 — PAD

EKSPORTFINANS ASA — REGISTRATION STATEMENT ON FORM F-3

We have acted as special Norwegian tax counsel to Exportfinans ASA (the Issuer) in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on April 15, 2005, and the preliminary prospectus included therein (the Prospectus). The Registration Statement and Prospectus relates to the registration under the Act of an aggregate amount of $4,000,000,000 of debt securities of the Issuer (the Securities).

As special Norwegian tax counsel, we have advised the Issuer with respect to certain general Norwegian tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings “Taxation in Norway” (the Discussions) in the Prospectus. We hereby confirm that the statements set forth in the Discussions represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We know that we are referred to under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statements as Exhibit 8.2 thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Yours sincerely,
SIMONSEN FØYEN Advokatfirma DA

Per Arne Damm
Attorney-at-law
Admitted to the Norwegian Supreme Court